EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Third Quarter Results

FITZGERALD, Ga., Oct. 16, 2013 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported net income available to shareholders of $701,000, or $0.08 per diluted share for the third quarter of 2013 compared to $411,000, or $0.05 per diluted share for the comparable 2012 period, while net income available to shareholders for nine months ended September 30, 2013 was $1,879,000, or $0.22 per diluted share compared to $1,003,000, or $0.12 per share for the comparable 2012 period. This increase of 87.34 percent in net income for the comparable nine month period was primarily driven by an increase in net interest income and noninterest income (excluding securities gains) – along with a reduction in provision for loan losses. "In addition to outstanding core earnings improvement, Colony again had noticeable improvement in asset quality. Substandard assets to tier one capital plus loan loss allowance ratio improved to 40.94 percent at September 30, 2013 from 43.00 percent at June 30, 2013. On October 4, 2013, the company received notification from regulatory agencies that the memorandum of understanding ("MOU") agreement in place since November 2010 has been terminated. The agreement required Colony to take steps to reduce credit risk and improve asset quality and earning performance. Our primary regulators have acknowledged the significant progress we have made in addressing the MOU agreement. Though much has been accomplished, our board, management and staff remain committed to making incremental progress toward earnings and asset quality improvement," said Ed Loomis, President and Chief Executive Officer.

Capital

Colony continues to maintain a solid capital position to be categorized as "well-capitalized" by regulatory benchmarks. At September 30, 2013, the Company's tier one leverage ratio, tier one and total risk-based capital ratios were 10.40 percent, 15.40 percent and 16.66 percent, respectively, compared to the previous quarter end of 10.36 percent, 15.63 percent and 16.89 percent, respectively, at June 30, 2013 and to 10.07 percent, 15.39 percent and 16.65 percent, respectively, at September 30, 2012. Regulatory benchmarks to be categorized as "well-capitalized" for tier one leverage ratio, tier one and total risk-based capital ratios are 5.00 percent, 6.00 percent and 10.00 percent, respectively.

Net Interest Margin

During the third quarter of 2013, the Company reported net interest income of $9.49 million and a net interest margin of 3.67 percent, compared to $9.22 million and 3.56 percent, respectively, for third quarter 2012, while net interest income for the nine months ended September 30, 2013 was $28.00 million and a net interest margin of 3.59 percent compared to $27.20 million and 3.39 percent, respectively, for the nine months ended September 30, 2012. The improvement is indicative of the Company's focus on balance sheet restructuring and maximizing its net interest margin through deposit and loan pricing guidance.

Asset Quality

The Company continues to closely monitor our substandard and non-performing assets and focus on problem asset resolution. Substandard assets that include non-performing assets totaled $55.39 million at September 30, 2013 compared to $58.15 million and $85.04 million, respectively, at June 30, 2013 and September 30, 2012. Substandard assets adjusted for SBA guarantees to tier one capital plus loan loss reserve ratio was 40.94%, 43.00% and 63.87%, respectively, at September 30, 2013, June 30, 2013 and September 30, 2012. Non-performing assets decreased slightly from the previous quarter end to $40.64 million or 5.32 percent of total loans and other real estate owned as of September 30, 2013. This compares to $41.18 million or 5.42 percent and $51.74 million or 6.96 percent, respectively, as of June 30, 2013 and September 30, 2012. Loan loss reserve methodology resulted in nine months ended September 30, 2013 provision for loan losses of $4.20 million compared to $5.63 million for the comparable 2012 period. As we begin to see stabilization in the economy and the housing and real estate market, we expect continued improvement in our substandard assets.

Other real estate ("OREO") totaled $16.11 million at September 30, 2013 compared to $15.94 million and $17.09 million, respectively, at December 31, 2012 and September 30, 2012. During nine months ended September 30, 2013, $8.26 million has been added to OREO, thus a reduction from sales and/or write-downs of $8.09 million. Two auctions scheduled for early November should result in additional reduction upon consummation of the sales contracts. Colony has established a target of twelve months to liquidate improved properties due to the high carrying cost of taxes, insurance, maintenance and repairs associated with holding these properties on our books.

In the third quarter of 2013 net charge-offs were $1.51 million, or 0.20 percent of average loans as compared to net charge-offs of $2.65 million, or 0.36 percent of average loans in third quarter 2012, while for the nine months ended September 30, 2013 net charge-offs were $3.99 million, or 0.54 percent of average loans as compared to net charge-offs of $6.89 million, or 0.96 percent of average loans for the comparable 2012 period. The loan loss reserve was $12.95 million on September 30, 2013, or 1.73 percent of total loans compared to $12.96 million, or 1.74 percent on June 30, 2013 and to $14.39 million, or 1.98 percent on September 30, 2012. Management believes that the 2013 contributions to Allowance for Loan Losses address the level of non-performing assets and the related level of substandard assets to be adequately reserved at September 30, 2013.

Noninterest Income

Total noninterest income decreased in the comparable periods as noninterest income for nine months ended September 30, 2013 was $6.36 million compared to $7.09 million in the comparable 2012 period, or a decrease of 10.32 percent. Service charge fee income on deposit accounts increased $957 thousand, or 37.87 percent. Mortgage fee income increased $81 thousand, or 27.36 percent and gains on the sale of SBA/USDA loans increased $46 thousand, or 15.03 percent. Offsetting these increases was security gains and losses in which losses were $2 thousand for nine months ended September 30, 2013 compared to gains of $2.07 million for the comparable 2012 period. The company continues to explore revenue enhancement products and services to improve fee income.

Noninterest Expense

Total noninterest expense was relatively flat with $25.62 million in nine months ended September 30, 2013 compared to $25.64 million in the comparable 2012 period. Credit-related expenses continue to be a strain on earnings as write down and losses on OREO property and repossessed assets along with repossession and foreclosure expenses totaled $2.81 million in nine months ended September 30, 2013 compared to $3.79 million in the comparable 2012 period. Salaries and employee benefit expenses increased to $12.50 million in nine months ended September 30, 2013 compared to $11.49 million in the comparable 2012 period, or an increase of 8.79 percent. This increase is primarily attributable to an increase in headcount to support operational improvement, much of it related to compliance. Occupancy expenses remained flat in the comparable periods. Other noninterest expense decreased to $10.28 million compared to $11.25 million, or a decrease of 8.62 percent – primarily due to the decrease in credit-related expenses noted above.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through thirty offices located in the central, southern and coastal Georgia cities of Albany, Ashburn, Broxton, Centerville, Chester, Columbus, Cordele, Douglas, Eastman, Fitzgerald, Leesburg, Moultrie, Pitts, Quitman, Rochelle, Savannah, Soperton, Sylvester, Thomaston, Tifton, Valdosta and Warner Robins, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq Global Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.    Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
EARNINGS SUMMARY	09/30/13	09/30/12	09/30/13	09/30/12
Net Interest Income	$9,494	$9,222	$27,995	$27,197
Provision for Loan Losses	1,500	1,742	4,200	5,627
Non-interest Income	2,109	2,903	6,359	7,091
Non-interest Expense	8,488	9,247	25,619	25,635
Income Taxes	535	364	1,532	953
Net Income	1,080	772	3,003	2,073
Preferred Stock Dividend	379	361	1,124	1,070
Net Income Available to Common Shareholders	701	411	1,879	1,003

	QUARTER ENDED		YEAR-TO-DATE
PER COMMON SHARE SUMMARY	09/30/13	09/30/12	09/30/13	09/30/12
Common Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Basic Shares	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares	8,439,258	8,439,258	8,439,258	8,439,258
Earnings Per Basic Share (b)	$0.08	$0.05	$0.22	$0.12
Earnings Per Diluted Share (b)	$0.08	$0.05	$0.22	$0.12
Common Book Value Per Share	$7.45	$8.13	$7.45	$8.13
Tangible Common Book Value Per Share	$7.43	$8.10	$7.43	$8.10

	QUARTER ENDED		YEAR-TO-DATE
OPERATING RATIOS (1)	09/30/13	09/30/12	09/30/13	09/30/12
Net Interest Margin (a)	3.67%	3.56%	3.59%	3.39%
Return on Average Assets (b)	0.25%	0.15%	0.22%	0.12%
Return on Average Total Equity (b)	3.09%	1.69%	2.67%	1.38%
Efficiency (c)	72.88%	84.27%	74.30%	79.31%

(1) Annualized
(a) Computed using fully taxable-equivalent net income
(b) Computed using net income available to shareholders
(c) Computed by dividing non-interest expense by the sum of fully taxable-equivalent net interest income and non-interest income and excluding security gains/losses.

	QUARTER ENDED
ENDING BALANCES	09/30/13	09/30/12
Total Assets	$1,113,141	$1,097,437
Loans, Net of Reserves	734,792	711,971
Allowance for Loan Losses	12,951	14,389
Intangible Assets	197	232
Deposits	949,463	941,204
Common Shareholders' Equity	62,859	68,584
Common Equity to Total Assets	5.65%	6.25%
Total Equity	90,815	96,369
Total Equity to Total Assets	8.16%	8.78%

	QUARTER ENDED		YEAR-TO-DATE
AVERAGE BALANCES	09/30/13	09/30/12	09/30/13	09/30/12
Total Assets	$1,106,631	$1,111,524	$1,113,632	$1,147,419
Loans, Net of Reserves	733,479	709,627	728,160	699,511
Deposits	941,698	953,380	948,882	973,670
Common Shareholders' Equity	62,918	69,279	66,092	69,139
Total Equity	90,852	97,044	93,983	96,861

	QUARTER ENDED		YEAR-TO-DATE
ASSET QUALITY	09/30/13	09/30/12	09/30/13	09/30/12
Nonperforming Loans	$24,165	$34,283	$24,165	$34,283
Nonperforming Assets	40,638	51,741	40,638	51,741
Substandard Assets	55,391	85,037	55,391	85,037
Net Loan Chg-offs (Recoveries)	1,506	2,646	3,986	6,888
Reserve for Loan Loss to Total Loans	1.73%	1.98%	1.73%	1.98%
Reserve for Loan Loss to Non-performing Loans	53.59%	41.97%	53.59%	41.97%
Reserve for Loan Loss to Non-performing Assets	31.87%	27.81%	31.87%	27.81%
Net Loan Chg-offs (Recoveries) to Avg. Total Loans	0.20%	0.36%	0.54%	0.96%
Nonperforming Loans to Total Loans	3.23%	4.72%	3.23%	4.72%
Nonperforming Assets to Total Assets	3.65%	4.71%	3.65%	4.71%
Nonperforming Assets to Total Loans And Other Real Estate	5.32%	6.96%	5.32%	6.96%
Substandard Assets to Tier One Capital and Allowance for Loan Losses	40.94%	63.87%	40.94%	63.87%

Quarterly Comparative Data (in thousands, except per share data)
	3Q2013	2Q2013	1Q2013	4Q2012	3Q2012

Assets	$1,113,141	$1,106,454	$1,118,865	$1,139,397	$ 1,097,437
Loans	734,792	730,920	723,651	734,079	711,971
Deposits	949,463	943,337	953,575	979,685	941,204
Common Shareholders' Equity	62,859	63,828	67,567	67,932	68,584
Total Equity	90,815	91,740	95,437	95,759	96,369
Net Income	1,080	986	937	568	772
Net Income Available to Common Shareholders	701	611	567	203	411
Net Income Per Share	0.08	0.07	0.07	0.02	0.05

Key Performance Ratios	3Q2013	2Q2013	1Q2013	4Q2012	3Q2012

Return on Average Assets (1)	0.25%	0.22%	0.20%	0.07%	0.15%
Return on Average Total Equity (1)	3.09%	2.56%	2.37%	0.85%	1.69%
Common Equity to Total Assets	5.65%	5.77%	6.04%	5.96%	6.25%
Total Equity to Total Assets	8.16%	8.29%	8.53%	8.40%	8.78%
Net Interest Margin	3.67%	3.64%	3.45%	3.49%	3.56%
(1) Computed using net income available to shareholders

Consolidated Balance Sheets Colony Bankcorp, Inc.
(in thousands)

	Sept. 30, 2013	Dec. 31, 2012	Sept. 30, 2012
	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$19,033	$29,244	$22,077
Federal Funds Sold	18,526	20,002	42,946
	37,559	49,246	65,023
Interest-Bearing Deposits	4,117	21,795	9,210
Investment Securities
Available for Sale, at Fair Value	257,354	268,301	242,097
Held for Maturity, at Cost (Fair Value of $39, $42 and $46 as of Sept. 30, 2013, Dec. 31, 2012 and Sept. 30, 2012, Respectively)	39	41	45
	257,393	268,342	242,142
Federal Home Loan Bank Stock, at Cost	3,164	3,364	3,139
Loans	748,044	747,050	726,522
Allowance for Loan Losses	(12,951)	(12,737)	(14,389)
Unearned Interest and Fees	(301)	(234)	(162)
	734,792	734,079	711,971
Premises and Equipment	24,833	24,916	25,212
Other Real Estate	16,106	15,941	17,091
Other Intangible Assets	197	224	232
Other Assets	34,980	21,490	23,417
Total Assets	$1,113,141	$1,139,397	$1,097,437

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Noninterest-Bearing	$110,870	$123,967	$101,852
Interest-Bearing	838,593	855,718	839,352
	949,463	979,685	941,204
Borrowed Money
Subordinated Debentures	24,229	24,229	24,229
Other Borrowed Money	40,000	35,000	30,000
	64,229	59,229	54,229

Other Liabilities	8,634	4,724	5,635

Stockholders' Equity
Preferred Stock, Stated Value $1,000 a Share; Authorized 10,000,000 Shares, Issued 28,000 Shares	27,956	27,827	27,785
Common Stock, Par Value $1 a share; Authorized 20,000,000 Shares, Issued 8,439,258 Shares as of Sept. 30, 2013, Dec. 31, 2012 and Sept. 30, 2012, Respectively	8,439	8,439	8,439
Paid in Capital	29,145	29,145	29,145
Retained Earnings	32,248	30,498	30,337
Accumulated Other Comprehensive Loss, Net of Tax	(6,973)	(150)	663
	90,815	95,759	96,369
Total Liabilities and Stockholders' Equity	$1,113,141	$1,139,397	$1,097,437

Consolidated Statements of Income Colony Bankcorp, Inc.
(in thousands except per share data)

	Quarter		Year-to-Date
	Three Months Ended		Nine Months Ended
	09/30/13	09/30/12	09/30/13	09/30/12
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income	$10,303	$10,538	$31,023	$31,391
Loans, Including Fees	7	16	27	72
Federal Funds Sold	5	4	21	34
Deposits with Other Banks
Investment Securities	880	1,116	2,454	4,125
U. S. Government Agencies	30	42	94	173
State, County and Municipal	14	14	42	62
Corporate Obligations/Asset-Backed Sec.	21	18	59	55
Dividends on Other Investments	11,260	11,748	33,720	35,912

Interest Expense
Deposits	1,361	2,110	4,452	6,833
Borrowed Money	405	416	1,273	1,882
	1,766	2,526	5,725	8,715
Net Interest Income	9,494	9,222	27,995	27,197
Provision for Loan Losses	1,500	1,742	4,200	5,627
Net Interest Income After Provision for Loan Losses	7,994	7,480	23,795	21,570

Noninterest Income
Service Charges on Deposits	1,236	917	3,484	2,527
Other Service Charges, Commissions and Fees	442	372	1,289	1,119
Mortgage Fee Income	117	103	377	296
Securities Gains	--	1,187	(2)	2,067
Other	314	324	1,211	1,082
	2,109	2,903	6,359	7,091
Noninterest Expense
Salaries and Employee Benefits	4,178	3,833	12,496	11,486
Occupancy and Equipment	974	1,000	2,842	2,901
Other	3,336	4,414	10,281	11,248
	8,488	9,247	25,619	25,635

Income Before Income Taxes	1,615	1,136	4,535	3,026
Income Taxes	535	364	1,532	953
Net Income	1,080	772	3,003	2,073

Preferred Stock Dividends	379	361	1,124	1,070

Net Income Available to Common Shareholders	$701	$411	$1,879	$1,003
Net Income Per Share of Common Stock
Basic	$0.08	$0.05	$0.22	$0.12
Diluted	$0.08	$0.05	$0.22	$0.12
Weighted Average Basic Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
Weighted Average Diluted Shares Outstanding	8,439,258	8,439,258	8,439,258	8,439,258
CONTACT: Terry L. Hester
         Chief Financial Officer
         (229) 426-6002